EXHIBIT 21  Subsidiaries of Humitech International Group, Inc.

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Name                                    Jurisdiction of       Names under which Subsidiaries
                                        Incorporation         do Business
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Health Tech, Inc.                       Nevada                Health Tech, Inc.
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FoodSoFresh, Inc.                       Nevada                FoodSoFresh, Inc.
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Humitech Franchise Corporation          Nevada                Humitech Franchise Corporation
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Overstockvitamins.com, LLC              Nevada                Overstockvitamins.com
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Save a Village Foundation, a            Texas                 Save a Village Foundation
non-profit corporation
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